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                                                FOLEY & LARDNER
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                       January 28, 2003
                                                WRITER'S DIRECT LINE
                                                414.297.5886
                                                amalzahn@foleylaw.com EMAIL

                                                CLIENT/MATTER NUMBER
                                                082961-0101

Hennessy Mutual Funds, Inc.
The Courtyard Square
750 Grant Avenue, Suite 100
Novato, CA  94945
Gentlemen:

     We have acted as counsel for Hennessy Mutual Funds, Inc. (the "Company") in connection with the preparation of an amendment to its Registration Statement on Form N-1A relating to its sale of an indefinite amount of its Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) the Company's Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                    Very truly yours,

                                    /s/ Foley & Larnder

                                    Foley & Lardner



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